Exhibit 99.6

Consent of Dover Dixon Horne PLLC

We hereby consent to the use of our name and all references to our firm in the summary, under the heading “Regulatory Filings and Approvals Required to Complete the Conversion and Merger” and wherever else appearing in the Joint Proxy Statement/Prospectus of American Physicians Service Group, Inc. and American Physicians Insurance Company, which forms the Registration Statement on Form S-4, including in any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

By giving such consent, we do not admit that we are experts with respect to any part of this Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ ALLAN W HORNE
DOVER DIXON HORNE PLLC

Little Rock, Arkansas
Dated: November 17, 2006